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                                                                     EXHIBIT 5.1


                               OPINION OF COUNSEL

June 29, 2001

Agilent Technologies, Inc.
395 Page Mill Road
Palo Alto, California  94306

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, I, Vice President, Assistant Secretary and Assistant General Counsel for Agilent Technologies, Inc., a Delaware corporation (the "Company"), am rendering this opinion in connection with the registration of resales of the shares of common stock, $0.01 par value, of the Company to be issued as consideration for the Company's acquisition of Sirius Communications N.V. (the "Shares"), as described in the Company's Registration Statement on Form S-3 (the "Registration Statement"), to which this opinion is attached as Exhibit 5.1.

I, or other members of the Company's Legal Department acting under my direction and under my supervision, have examined instruments, documents, and records that I deemed relevant and necessary for the basis of my opinion hereinafter expressed. In such examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to me as copies; and
(c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates I have reviewed. In addition, my examination of matters of law has been limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case as in effect on the date hereof.

Based on such examination, I am of the opinion that, when issued and sold in accordance with the agreement governing the acquisition of Sirius Communications N.V., the shares will be duly authorized, legally and validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to this Registration Statement on Form S-3 and to the use of my name wherever it appears in said Registration Statement, including any prospectus constituting a part thereof, and any amendments thereto. In giving such consent, I do not consider that I am an "expert" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Marie Oh Huber

Marie Oh Huber, Esq.